Exhibit 10.3

SECOND AMENDMENT TO LOAN AGREEMENT

THIS SECOND AMENDMENT TO LOAN AGREEMENT (this “Second Amendment”) is entered into and made effective as of March 27, 2017 (the “Second Amendment Date”), by and among YOGA WORKS, INC., a California corporation (“Yoga Works”), BE YOGA LLC, a New York limited liability company (“Be Yoga”), CENTER FOR YOGA INC., a California corporation (“Center”), NOR CAL WHOLE BODY LLC, a Delaware limited liability company (“Nor Cal”), and the other borrowers from time to time party to the Loan Agreement (defined below) (together with Yoga Works, Be Yoga, Center and Nor Cal, each, a “Borrower” and, collectively, “Borrowers”), YWX HOLDINGS, INC., a Delaware corporation (“Holdings”), WHOLE BODY, INC., a Delaware corporation (the “Company”), and the other guarantors from time to time party to the Loan Agreement (together with Holdings and the Company, the “Guarantors”; the Guarantors together with Borrowers, “Loan Parties” and, individually, a “Loan Party”), DEERPATH FUNDING, LP, a Delaware limited partnership (“Deerpath”), and the other lenders from time to time party to the Loan Agreement (together with Deerpath, each, a “Lender” and, collectively, the “Lenders”), and Deerpath, as administrative agent and collateral agent for itself and the other Lenders (in such capacity, “Agent”). Capitalized terms used, but not defined, in this Second Amendment have the respective meanings given such terms in the Loan Agreement.

RECITALS

A. Loan Parties, Lenders and Agent have entered into that certain Loan Agreement (as amended by that certain First Amendment to Loan Agreement dated as of December 23, 2015, and as further amended, restated, supplemented or modified to date, the “Loan Agreement”), dated effective as of July 24, 2015 (the “Closing Date”), pursuant to which Lenders have made (i) a single-advance senior secured term loan on the Closing Date in the amount of $5,000,000, and (ii) a conditional commitment to provide additional single-advance senior secured term loans from time to time following the Closing Date in an aggregate amount not to exceed $15,000,000.

B. Loan Parties have informed Agent and Lenders that one or more Defaults have occurred as of December 31, 2016 and are continuing as a result of (i) the Loan Parties’ failure to comply with certain of the financial covenants set forth in Section 10 of the Loan Agreement as of the testing date on December 31, 2016 (collectively, and including any misrepresentation made or deemed made by or on behalf of any Loan Party in connection therewith or otherwise resulting from the existence thereof, the “Q4 2016 Financial Covenant Defaults”) and (ii) the Loan Parties’ failure to comply with certain of the covenants set forth in Section 8.16 of the Loan Agreement with respect to paragraph 1 of Schedule 8.16 of the Loan Agreement (the “Post-Closing Covenant Defaults” and collectively with the Q4 2016 Financial Covenant Defaults, the “Specified Defaults”).

C. Borrowers have requested that Agent and Lenders (i) make certain modifications to the Loan Agreement and (ii) waive the Specified Defaults, and Agent and Lenders have agreed to such requests, on the terms and subject to the conditions set forth herein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the undersigned hereby agree as follows:

Section 1. Amendments to Loan Agreement.

1.1 The Recitals to this Second Amendment are incorporated into and made a part of the Loan Agreement.

1.2 Section 1.1 of the Loan Agreement is amended to add the following definition:

2017/2018 Mandatory Prepayment is defined in Section 2.5(d).

2017/2018 Mandatory Prepayment Trigger Event means the earliest to occur of any of the following: (a) Loan Parties fail to close and consummate a Qualifying 2017 IPO on or prior to December 31, 2017, (b) Loan Parties fail to comply with one or more of the financial covenants set forth in Section 10 as of the testing date occurring on March 31, 2018, as reflected in Loan Parties’ Compliance Certificate delivered to Agent pursuant to Sections 8.1(b) and 8.1(c) in respect of their fiscal quarter and fiscal month ending March 31, 2018, or (c) Loan Parties fail to deliver, Loan Parties’ monthly financial statements as of, and for the period ending on, March 31, 2018, together with the Compliance Certificate with respect to such financial statements, all in accordance with Sections 8.1(b) and (c).

Applicable Margin means, when determined for any period:

(a) during the period commencing on the Closing Date and ending on December 31, 2016, 7.00%;

(b) during the period commencing on January 1, 2017 and ending on March 31, 2018:

(i) if the Qualifying 2017 IPO Closing Date has not occurred, 8.00%;

(ii) from and after the occurrence of the Qualifying 2017 IPO Closing Date, 7.50%; and

(c) during the period commencing on April 1, 2018 and continuing until the Payment in Full of the Obligation, the Applicable Margin as in effect as of March 31, 2018, in accordance with subsection (b) above; provided, that, on the first quarterly testing date under Section 10 (beginning with the quarterly testing date on March 31, 2018) when Loan Parties are in compliance with each of the financial covenants set forth in Section 10 and no other Default or Potential Default exists, then the Applicable Margin shall be reduced to 7.00% effective as of the day immediately following such quarterly testing date.

Elevated Minimum Liquidity Period is defined in Section 9.17(b).

Qualifying 2017 IPO means a firmly underwritten primary public offering of Equity Securities of Holdings under a registration statement filed by Holdings under the Securities Act; provided that such offering (a) is closed and consummated on or prior to December 31, 2017, and (b) results in aggregate cash proceeds to Holdings and its Equityholders of at least $25,000,000 (net of underwriting discounts and commissions).

Qualifying 2017 IPO Closing Date means the date on which the Qualifying 2017 IPO is consummated.

Second Amendment means that certain Second Amendment to this Agreement dated as of the Second Amendment Date, by and among the Loan Parties, Lenders and Agent.

Second Amendment Date means March 27, 2017.

1.3 Section 1.1 of the Loan Agreement is amended to delete the definitions of “Compliance Certificate”, “Liquidity Event”, “Principal Debt”, “Sponsor Subordinated Debt Agreement”, “Sponsor Subordinated Debt Subordination Agreement” and “Term Loan Principal Debt” in their entirety and replace them with the following:

Compliance Certificate means a certificate substantially in the form of Annex B attached to the Second Amendment and signed by a Responsible Officer of the Company.

Liquidity Event means the occurrence of any one of the following: (a) a firmly underwritten primary public offering of Equity Securities under a registration statement filed by any Loan Party under the Securities Act which results in aggregate proceeds to the Loan Parties and their Equityholders of at least $10,000,000 (net of underwriting discounts and commissions), other than a Qualifying 2017 IPO, or (b) a Change of Control.

Principal Debt means, when determined, the aggregate outstanding principal balance of the Loans (including any accrued and unpaid interest added pursuant to Section 3.5).

Sponsor Subordinated Debt Agreement means that certain (a) Note Purchase Agreement effective as of June 3, 2015 by and among Sponsor, Great Hill Investors, LLC and Holdings and (b) Note Purchase Agreement dated as of March 27, 2017 by and among Sponsor, Great Hill Investors, LLC and Holdings.

Sponsor Subordinated Debt Subordination Agreement means that certain (a) Subordination and Intercreditor Agreement dated the Closing Date, by and among Sponsor, as subordinated lender, Agent and Loan Parties, attached hereto as Exhibit H, as amended, restated, modified or supplemented from time to time in compliance with this Agreement and (b) Subordination and Intercreditor Agreement dated as of March 27, 2017 by and among Sponsor and Great Hill Investors, LLC, as subordinated lenders, Agent and Loan Parties.

Term Loan Principal Debt means, when determined, the aggregate outstanding principal balance of the Term Loan (including any accrued and unpaid interest added pursuant to Section 3.5).

1.4 The lead-in to Section 2.4(b) of the Loan Agreement is deleted in its entirety and replaced with the following:

“(b) Concurrently with (and in addition to) any and all payments of the Term Loan Principal Debt that are funded on or prior to the third anniversary of the Closing Date other than (x) Annual Excess Cash Flow Prepayments, (y) required quarterly amortization payments pursuant to Section 3.2(b), and (z) as set forth in Sections 2.5(d), 3.7 and 3.8, Borrowers shall pay to Lenders a premium in cash, as follows:”

1.5 The second sentence of Section 2.4(c) of the Loan Agreement is amended to delete the reference to “Term Notes” therein and replace it with “Term Loan”.

1.6 Section 2.5(c) of the Loan Agreement is amended to delete the reference to “Term Notes” therein and replace it with “Term Loan”.

1.7 A new subsection (d) is added to Section 2.5 of the Loan Agreement, as follows:

“(d) At Required Lenders’ election, upon the occurrence of a 2017/2018 Mandatory Prepayment Trigger Event, Borrowers shall be required to make a mandatory prepayment of the Term Loan Principal Debt (not subject to any prepayment penalty or premium) in an amount equal to $1,300,000.00 (a “2017/2018 Mandatory Prepayment”). Any 2017/2018 Mandatory Prepayment shall be (i) payable no later than sixty (60) days following Borrowers’ receipt of a notice informing Borrowers that Required Lenders have elected to require the 2017/2018 Mandatory Prepayment, and (ii) applied to reduce the Term Loan Principal Debt in the reverse order of maturity, beginning with the Term Loan Principal Debt due at the Maturity Date.”

1.8 The first sentence of Section 3.1(a) of the Loan Agreement is deleted in its entirety and replaced with the following:

“Borrowers agree that, promptly upon request by any Lender, Borrowers shall execute and deliver to such Lender a Note evidencing any Loans of such Lender, substantially in the form of Exhibit A, with appropriate insertions as to date and principal amount.”

1.9 Section 3.4(a) of the Loan Agreement is deleted in its entirety and replaced with the following:

“(a) Interest Rate. Except as otherwise provided in this Agreement, the Principal Debt shall accrue interest at an annual rate equal to the lesser of (i) the LIBOR Rate plus the Applicable Margin per annum and (ii) the Maximum Rate per annum.”

1.10 The first reference to “Notes” in the second sentence of Section 3.7(a) of the Loan Agreement is deleted in its entirety and replaced with the following: “Loans”.

1.11 Section 8.1(b) of the Loan Agreement is deleted in its entirety and replaced with the following:

“(b) Promptly after preparation, and no later than thirty (30) days after the last day of each calendar month of the Loan Parties:

(i) internally-certified unaudited financial statements (including consolidated statements of income and cash flows and a balance sheet) showing the consolidated financial condition and results of operations of the Loan Parties as of, and for the month, year-to-date and, if applicable, quarter period ended on, that last day;

(ii) during the period commencing on the Second Amendment Date until the first quarterly testing date following the Second Amendment Date when Loan Parties are in compliance with the financial covenants set forth in Section 10 of this Agreement, a Compliance Certificate with respect to such financial statements certifying (A) as to the Loan Parties’ compliance with the covenant set forth in Section 9.17 of this Agreement and (B) that such financial statements were prepared in accordance with the Accounting Practices (subject to normal year-end adjustments and the absence of footnote disclosures) and present fairly, in all material respects, the consolidated financial condition and results of operations of the Loan Parties; and

(iii) during the period commencing on the date after the first quarterly testing date following the Second Amendment Date when Loan Parties are in compliance with the financial covenants set forth in Section 10 of this Agreement until the Payment in Full of the Obligation, a certificate which will, at a minimum, include a statement that such financial statements were prepared in accordance with the Accounting Practices (subject to normal year-end adjustments and the absence of footnote disclosures) and present fairly, in all material respects, the consolidated financial condition and results of operations of the Loan Parties.”

1.12 The first sentence of Section 9.12 of the Loan Agreement is amended to delete the reference to “Schedule 7.18(a)” therein and replace it with “Section 7.18(a)”.

1.13 Section 9.14(a) of the Loan Agreement is deleted in its entirety and replaced with the following:

“(a) Except as expressly permitted by the applicable Subordination Agreement, no Loan Party may voluntarily prepay, redeem, defease, repurchase, acquire for value or make any sinking fund payment or other voluntary or optional payment with respect to any principal of, or interest on, any Debt other than (i) the Obligation and (ii) the retirement of Sponsor Subordinated Debt pursuant to its conversion into Equity Securities (other than Disqualified Stock).”

1.14 Section 9.17 of the Loan Agreement is deleted in its entirety and replaced with the following:

“9.17 Available Cash. The aggregate cash available in the Loan Parties’ deposit accounts shall not be less than:

(a) $250,000, at any time prior to the Second Amendment Date;

(b) $1,300,000, as of the last day of each fiscal month of Loan Parties during the period commencing on the Second Amendment Date and ending on the earlier to occur of (i) Loan Parties’ delivery of the financial statements and Compliance Certificate as of, and for the applicable periods ending on, March 31, 2018 pursuant to Sections 8.1(b) and (c), provided, that no Default or Potential Default exists as of March 31, 2018, as certified and reflected on such Compliance Certificate, or (ii) Loan Parties’ payment in full in cash of any 2017/2018 Mandatory Prepayment in accordance with this Agreement (the “Elevated Minimum Liquidity Period”); and

(c) $250,000, at any time after the last day of the Elevated Minimum Liquidity Period.”

1.15 Section 10 of the Loan Agreement is amended to delete in its entirety the last sentence thereof and replace it with the following:

“Each of the covenants in this Section 10 shall be tested on a quarterly basis, as of the last day of each fiscal quarter of Loan Parties, commencing with Loan Parties’ fiscal quarter ended September 30, 2015; provided, however, that the covenants in this Section 10 shall not be tested as of any of the following dates: March 31, 2017, June 30, 2017, September 30, 2017, and December 31, 2017.”

1.16 Section 12.4 of the Loan Agreement is deleted in its entirety and replaced with the following:

“12.4 Reserved.”

1.17 The addresses (and telecopy numbers) for the parties set forth in Section 14.3 of the Loan Agreement are deleted in their entirety and replaced with the following:

“If to Loan Parties:

Whole Body, Inc. (d/b/a Yoga Works)

5780 Uplander Way

Culver City, CA 90230

Attention: Vance Chang

Fax No.: (310) 496-1373

Tel. No.: (310) 664-6470

with a copy to (which shall not constitute notice):

Great Hill Partners

One Liberty Square

Boston, MA 02109

Attention: Peter L. Garran

Fax No.: (617) 292-9475

Tel. No.: (617) 790-9475

Latham & Watkins LLP

355 South Grand Avenue

Los Angeles, CA 90071-1560

Attention: Glen Collyer

Fax No.: (213) 891-8763

Tel. No.: (213) 891-8701

If to Agent or Lenders:

For purposes of communications regarding any payments by Borrowers under the Loan Agreement or the other Loan Documents, including, but not limited to, communications regarding wiring information, payment details and payment confirmations:

Deerpath Funding, LP

405 Lexington Avenue, 53rd Floor

New York, NY 10174

Attention: Brian Yoon

Tel. No.: (310) 752-4954

Email: BYoon@deerpathcapital.com and cc: operations@deerpathcapital.com

For all other purposes:

Deerpath Funding, LP

405 Lexington Avenue, 53rd Floor

New York, NY 10174

Attention: Brian Yoon

Tel. No.: (310) 752-4954

Email: BYoon@deerpathcapital.com and cc: reporting@deerpathcapital.com with a copy to (which shall not constitute notice):

Porter Hedges LLP

1000 Main Street, 36th Floor

Houston, Texas 77002

Attention: Andrew C. Fertitta

Tel. No.: (713) 226-6640

Email: AFertitta@porterhedges.com”

Section 2. Schedule 8.16 to Loan Agreement. Loan Parties acknowledge and agree that, effective as of the Second Amendment Date, Schedule 8.16 (Post-Closing Matters) to the Loan Agreement is hereby deleted in its entirety and replaced with Annex C, attached hereto, which is hereby incorporated and made a part of the Loan Agreement.

Section 3. Fees and Expenses. On the Second Amendment Date, Borrowers shall pay (a) to Lenders, an amendment fee in an amount equal to $34,562.50, which is equal to 0.50% of the Term Loan Principal Debt as of the Second Amendment Date, and (b) to Agent and Lenders, as applicable, any other fees and expenses provided for in Section 8.11 of the Loan Agreement.

Section 4. Specified Default Interest; Limited Waiver of Specified Defaults.

4.1 Specified Default Interest. Required Lenders hereby agree that they have elected not to accrue interest on the Principal Debt at the Default Rate (pursuant to their rights under Section 3.5 of the Loan Agreement and as a result of the Specified Defaults) during the period commencing on January 1, 2017 and ending on the Second Amendment Date.

4.2 Limited Waiver. Subject to the satisfaction of the conditions set forth in Section 5 below, Agent and each Lender hereby waive the Specified Defaults, effective as of the Second Amendment Date.

Section 5. Conditions.

5.1 This Second Amendment shall be effective once each of the following have been received by Agent at the closing of the transactions contemplated by this Second Amendment:

(a) this Second Amendment, duly executed by Loan Parties, Agent and Lenders;

(b) a certificate of the secretary of each Loan Party, certifying as to its certificate of formation or other applicable charter document (other than for Yoga Works, Inc. and Center for Yoga Inc.) and the operating agreement or bylaws, as applicable, of such Loan Party, the incumbency of its officers executing Loan Documents on such Loan Date and their specimen signatures and resolutions adopted by its Board of Directors authorizing this Second Amendment and the other Second Amendment Documents (as defined below) to which such Loan Party is a party;

(c) Certificates of Existence and Good Standing for each Loan Party from each of the jurisdictions where such Loan Party is organized;

(d) executed copies of the Sponsor Subordinated Debt Subordination Agreement and the Sponsor Subordinated Debt Agreement; and

(e) payment by Borrowers of the amendment fee for the Second Amendment, in accordance with Section 3 above.

Section 6. Representations and Warranties. Loan Parties represent and warrant to Lenders, jointly and severally, that (a) Loan Parties possess all requisite power and authority to execute, deliver and comply with the terms of this Second Amendment and the other certificates, documents and agreements set forth in Section 5.1 above (collectively, the “Second Amendment Documents”), (b) the Second Amendment Documents have been duly authorized and approved by all requisite corporate and company action on the part of Loan Parties, (c) no other consent of any Person (other than Agent and Lenders and consents that have been obtained) is required for the Second Amendment Documents to be effective, (d) the execution and delivery of the Second Amendment Documents does not violate any of Loan Parties’ organizational documents, (e) assuming the due execution and delivery, as applicable, by Agent and Lenders, the Second Amendment Documents constitute valid and binding agreements of Loan Parties, enforceable against Loan Parties in accordance with their terms, except as enforceability may be limited by applicable Debtor Relief Laws and general principles of equity; (f) except as set forth in Annex A attached hereto and except for the representations and warranties that would be untrue solely as a result of the existence of the Specified Defaults, the representations and warranties in each Loan Document to which any Loan Party is a party are true and correct in all material respects on and as of the Second Amendment Date as though made on the Second Amendment Date (except to the extent that such representations and warranties speak to a specific date, in which case such representations and warranties shall be true and correct in all material respects as of such specific date), (g) other than with respect to the Specified Defaults, no Material Adverse Event exists, (h) no Litigation is pending against any Loan Party which, if adversely determined, would reasonably be expected to result in a Material Adverse Event, (i) other than with respect to the Specified Defaults, no Default or Potential Default exists, and (j) other than with respect to the Specified Defaults, each Loan Party is in compliance in all material respects with all covenants and agreements contained in each Loan Document to which it is a party.

Section 7. Scope of Amendment; Reaffirmation; Release.

7.1 From and after the Second Amendment Date, all references to the Loan Agreement shall refer to the Loan Agreement as amended by this Second Amendment. Except as affected by this Second Amendment, the Loan Documents are unchanged and continue in full force and effect. However, in the event of any inconsistency between the terms of the Loan Agreement (as amended by this Second Amendment) and any other Loan Document, the terms of the Loan Agreement (as amended by this Second Amendment) shall control and such other document shall be deemed to be amended to conform to the terms of the Loan Agreement (as amended by this Second Amendment).

7.2 Each Loan Party hereby (a) ratifies and reaffirms its obligations under the Loan Documents to which it is a party and (b) confirms and agrees that all Loan Documents to which it is a party, including, but not limited to, all Liens granted in favor of Agent or Lenders pursuant to the Security Documents, remain in full force and effect and continue to be legal, valid, and binding obligations, enforceable in accordance with their terms (as the same are affected by this Second Amendment), except as enforceability may be limited by applicable Debtor Relief Laws and general principles of equity.

7.3 Loan Parties and their respective representatives, successors and assigns hereby jointly and severally, knowingly and voluntarily RELEASE, DISCHARGE and FOREVER WAIVE and RELINQUISH any and all claims, demands, obligations, liabilities, defenses, affirmative defenses, setoffs, counterclaims, actions and causes of action of whatsoever kind or nature, whether known or unknown, which each of them has, may have or might have or may assert now or in the future against Agent or any Lender directly or indirectly, arising out of, based upon or in any manner connected with any transaction, event, circumstance, action, failure to act or occurrence of any sort or type, in each case related to, arising from or in connection with the Loans, whether known or unknown, and which occurred, existed, was taken, permitted or begun prior to the Second Amendment Date. Loan Parties hereby acknowledge and agree that the execution of this Second Amendment by Agent and Lenders shall not constitute an acknowledgment of or an admission by Agent or Lenders of the existence of any such claims or of liability for any matter or precedent upon which liability may be asserted.

Section 8. Miscellaneous.

8.1 No Waiver of Defaults. Other than with respect to the limited waiver granted in Section 4.2 hereof, this Second Amendment does not constitute (a) a waiver of, or a consent to, (i) any provision of the Loan Agreement or any other Loan Document not expressly referred to in this Second Amendment, or (ii) any present or future violation of, or Default under, any provision of the Loan Documents, or (b) a waiver of Agent’s or any Lender’s right to insist upon future compliance with each term, covenant, condition and provision of the Loan Documents.

8.2 Loan Document. This Second Amendment is a Loan Document.

8.3 Form. Each agreement, document, instrument or other writing to be furnished to Agent under any provision of this Second Amendment must be in form and substance satisfactory to Agent and its counsel.

8.4 Headings. The headings and captions used in this Second Amendment are for convenience only and will not be deemed to limit, amplify or modify the terms of this Second Amendment, the Loan Agreement or the other Loan Documents.

8.5 Costs, Expenses and Attorneys’ Fees. Loan Parties agree to pay or reimburse Agent, Lenders or their Affiliates promptly for all their reasonable, documented and out-of-pocket costs, fees and expenses paid or incurred by Agent or any Lender in connection with the preparation, negotiation, and execution of this Second Amendment, including, without limitation, the reasonable fees and expenses of Agent’s and each Lender’s counsel.

8.6 Successors and Assigns. This Second Amendment shall be binding upon and inure to the benefit of each of the undersigned and their respective successors and permitted assigns.

8.7 Multiple Counterparts. This Second Amendment may be executed in any number of counterparts with the same effect as if all signatories had signed the same document. All counterparts must be construed together to constitute one and the same instrument. This Second Amendment may be transmitted and signed by facsimile and in .pdf or other electronic format. The effectiveness of any such documents and signatures shall, subject to applicable law, have the same force and effect as manually-signed originals and shall be binding on Loan Parties, Agent and Lenders. Agent may also require that any such documents and signatures be confirmed by a manually-signed original; provided, that, the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

8.8 Governing Law. This Second Amendment shall be a contract made under and governed by the internal laws of the State of New York applicable to contracts made and to be performed entirely within such state, without regard to conflict of law principles (but including and giving effect to Section 5-1401 of the New York General Obligations Law).

8.9 Entirety. THE LOAN DOCUMENTS (AS AMENDED HEREBY) REPRESENT THE FINAL AGREEMENT BETWEEN LOAN PARTIES, AGENT AND LENDERS AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BY THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[Signatures appear on the next page]

This Second Amendment to Loan Agreement is executed as of the date set forth in the opening paragraph hereof.

AGENT:

DEERPATH FUNDING, LP a Delaware limited partnership, as Agent

By:	Deerpath Funding General Partner, Inc., its general partner

By:	/s/ Anish Bahl
Name:	Anish Bahl
Title:	Chief Financial Officer

LENDER:

DEERPATH FUNDING, LP a Delaware limited partnership, as Lender

By:	Deerpath Funding General Partner, Inc., its general partner

By:	/s/ Anish Bahl
Name:	Anish Bahl
Title:	Chief Financial Officer

[SIGNATURE PAGE 1 OF 3 TO SECOND AMENDMENT TO LOAN AGREEMENT (YOGAWORKS, INC.)]

BORROWERS:

YOGA WORKS, INC. a California corporation

By:	/s/ Vance Chang
Name:	Vance Chang
Title:	CFO

BE YOGA LLC a New York limited liability company

By:	/s/ Vance Chang
Name:	Vance Chang
Title:	CFO

CENTER FOR YOGA, INC. a California corporation

By:	/s/ Vance Chang
Name:	Vance Chang
Title:	CFO

NOR CAL WHOLE BODY LLC a Delaware limited liability company

By:	/s/ Vance Chang
Name:	Vance Chang
Title:	CFO

[SIGNATURE PAGE 2 OF 3 TO SECOND AMENDMENT TO LOAN AGREEMENT (YOGAWORKS, INC.)]

GUARANTORS:

YWX HOLDINGS, INC. a Delaware corporation

By:	/s/ Vance Chang
Name:	Vance Chang
Title:	CFO

WHOLE BODY, INC. a Delaware corporation

By:	/s/ Vance Chang
Name:	Vance Chang
Title:	CFO

[SIGNATURE PAGE 3 OF 3 TO SECOND AMENDMENT TO LOAN AGREEMENT (YOGAWORKS, INC.)]

ANNEX A

TO

SECOND AMENDMENT TO LOAN AGREEMENT

Supplemental Schedules to Loan Documents

(See attached.)

ANNEX B

TO

SECOND AMENDMENT TO LOAN AGREEMENT

Form of Compliance Certificate

(See attached.)

ANNEX C

TO

SECOND AMENDMENT TO LOAN AGREEMENT

Schedule 8.16 (Post-Closing Matters)

(See attached.)